UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2026

Ludwig Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-271439	61-1133438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8950 SW 74th Ct Ste 2201-A149 Miami, FL	33156
(Address of Principal Executive Offices)	(Zip Code)

786-363-0136

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement - Note and Warrant

On February 5, 2026 (the “Subscription Date”), Ludwig Enterprises, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Alumni Capital LP (the “Investor”) pursuant to which, among other things, the Company issued to the Investor (i) a convertible promissory note in the original principal amount of $250,000 (the “Note”) and (ii) a common stock purchase warrant (the “Warrant,” and together with the Note and the Purchase Agreement, the “Transaction Documents”). The Note was issued with original issue discount.

The Note has a maturity date of May 4, 2026 (the “Maturity Date”). The Note provides that, at any time on or after the Event of Default Right Commencement Date (as defined in the Note), the Investor may convert all or a portion of the then-outstanding conversion amount into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to 70% of the lowest traded price of the Common Stock during the 20 business days immediately prior to delivery of a conversion notice, subject to adjustment as provided in the Note. From and after the occurrence and during the continuance of an event of default, default interest accrues at the default interest rate, and the Company may also be required to redeem amounts under the Note upon an event of default, in each case as set forth in the Note.

The Warrant is exercisable for up to 4,166,667 shares of Common Stock at an exercise price of $0.06 per share. The Warrant is exercisable at any time on or after February 5, 2026 and expires at 5:00 p.m. (New York City time) on the five-year anniversary of the initial exercise date, subject to customary adjustment provisions and other terms set forth therein.

The foregoing descriptions above are only a summary of the material provisions of the Note, the Purchase Agreement, and the Warrant and are each qualified in their entirety by reference to the copies of the Note, the Warrant, and the Purchase Agreement, which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

As described above, on February 5, 2026, the Company issued the Note to the Investor, creating a direct financial obligation of the Company. The Note has an original principal amount of $250,000 and matures on May 4, 2026. On the Maturity Date, the Company is required to pay the outstanding amounts under the Note in cash as set forth in the Note. The Note includes provisions relating to default interest, events of default, redemption in certain circumstances, and conversion into Common Stock on and after the Event of Default Right Commencement Date, in each case as provided in the Note.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

In connection with the transactions described in Item 1.01, the Company issued to the Investor the Note and the Warrant, and the shares of Common Stock issuable upon conversion of the Note and/or exercise of the Warrant. The foregoing securities were offered and sold in a transaction not involving a public offering, and were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. No commissions were paid in connection with the issuance of the securities described above.

The securities described above have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note, dated February 5, 2026, by and between Company and Alumni Capital LP
4.2	Form of Common Stock Purchase Warrant, dated February 5, 2026
10.1	Securities Purchase Agreement, dated February 5, 2026, by and between the Company and Alumni Capital LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2026

LUDWIG ENTERPRISES, INC.

	By:	/s/ Scott J. Silverman
Scott J. Silverman
Chief Financial Officer

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